UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2024

Verve Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40489	82-4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue, Suite 601 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A updates information provided on a Current Report on Form 8-K dated June 7, 2024, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders associated with the Verve Therapeutics, Inc. (the “Company”) Annual Meeting of Stockholders held on June 6, 2024 (the “2024 Annual Meeting”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2024 Annual Meeting, in a non-binding advisory vote, over a majority of the votes cast voted in favor of one year as the frequency with which the Company should hold future non-binding advisory votes on the compensation of its named executive officers. In light of these voting results and other factors, the Board of Directors of the Company intends to hold future non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: June 28, 2024	By:	/s/ Allison Dorval
Name: Allison Dorval
Title: Chief Financial Officer